Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2026 Financial Results
– Record Fiscal Year 2026 Revenues of $2.62 billion –
– Fiscal Year 2026 Diluted EPS of $6.22 –
– Adjusted Fiscal Year 2026 Diluted EPS of $7.56 –
– Fourth Quarter Fiscal 2026 Revenues of $636 million –
– Fourth Quarter Fiscal 2026 Diluted EPS of $1.47 –
– Adjusted Fourth Quarter Fiscal 2026 Diluted EPS of $1.63 –
– Announces a 16.7% increase in the Quarterly Dividend to $0.70 per Share –

LOS ANGELES - May 6, 2026 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2026. For the fiscal year, revenues were $2.62 billion, compared with $2.39 billion for the fiscal year ended March 31, 2025. For the fourth quarter ended March 31, 2026, revenues were $636 million, compared with $666 million for the fourth quarter ended March 31, 2025.
Net income attributable to Houlihan Lokey, Inc. was $426 million, or $6.22 per diluted share, for the fiscal year ended March 31, 2026, compared with $400 million, or $5.82 per diluted share, for the fiscal year ended March 31, 2025. Adjusted net income attributable to Houlihan Lokey, Inc. was $518 million, or $7.56 per diluted share, for the fiscal year ended March 31, 2026, compared with $434 million, or $6.29 per diluted share, for the fiscal year ended March 31, 2025.
Net income attributable to Houlihan Lokey, Inc. was $100 million, or $1.47 per diluted share, for the fourth quarter ended March 31, 2026, compared with $122 million, or $1.76 per diluted share, for the fourth quarter ended March 31, 2025. Adjusted net income attributable to Houlihan Lokey, Inc. was $111 million, or $1.63 per diluted share, for the fourth quarter ended March 31, 2026, compared with $136 million, or $1.96 per diluted share, for the fourth quarter ended March 31, 2025.
“Despite a challenging external environment, fiscal 2026 was another record year for our firm, demonstrating the resilience and diversification of our business model. Although there is some uncertainty in the market as we enter fiscal 2027, we remain optimistic about the prospects across all three of our business lines,” stated Scott Adelson, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Revenues by segment
Corporate Finance	$433,766	$412,709	$1,744,634	$1,526,756
Financial Restructuring	110,383	164,546	528,655	544,478
Financial and Valuation Advisory	91,494	89,167	344,227	318,182
Revenues	635,643	666,422	2,617,516	2,389,416
Operating expenses:
Compensation	408,781	430,544	1,683,391	1,524,268
Non-compensation	101,714	94,822	407,106	362,581
Operating income	125,148	141,056	527,019	502,567
Other (income) expense, net	(9,366)	(9,199)	(35,246)	(28,768)
Income before provision for income taxes	134,514	150,255	562,265	531,335
Provision for income taxes	36,202	28,335	138,091	131,624
Net income	98,312	121,920	424,174	399,711
Net (income) loss attributable to noncontrolling interest	1,523	—	1,523	—
Net income attributable to Houlihan Lokey, Inc.	$99,835	$121,920	$425,697	$399,711

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.47	$1.76	$6.22	$5.82

Revenues
For the fiscal year ended March 31, 2026, revenues were $2.62 billion, compared with $2.39 billion for the fiscal year ended March 31, 2025. For the fiscal year ended March 31, 2026, Corporate Finance (“CF”) revenues increased 14%, Financial Restructuring (“FR”) revenues decreased (3)%, and Financial and Valuation Advisory (“FVA”) revenues increased 8% when compared with the fiscal year ended March 31, 2025.

For the fourth quarter ended March 31, 2026, revenues were $636 million, compared with $666 million for the fourth quarter ended March 31, 2025. For the fourth quarter ended March 31, 2026, CF revenues increased 5%, FR revenues decreased (33)%, and FVA revenues increased 3% when compared with the fourth quarter ended March 31, 2025.

Expenses
The Company’s compensation expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
($ in thousands)	2026	2025	2026	2025
Expenses:
Compensation	$1,683,391	$1,524,268	$1,609,770	$1,469,491
% of Revenues	64.3%	63.8%	61.5%	61.5%
Non-compensation	$407,106	$362,581	$364,671	$329,476
% of Revenues	15.6%	15.2%	13.9%	13.8%
Provision for income taxes	$138,091	$131,624	$161,069	$184,782
% of Pre-tax income	24.6%	24.8%	23.7%	29.8%

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
($ in thousands)	2026	2025	2026	2025
Expenses:
Compensation	$408,781	$430,544	$390,918	$409,850
% of Revenues	64.3%	64.6%	61.5%	61.5%
Non-compensation	$101,714	$94,822	$94,184	$85,265
% of Revenues	16.0%	14.2%	14.8%	12.8%
Provision for income taxes	$36,202	$28,335	$50,249	$44,199
% of Pre-tax income	26.9%	18.9%	31.4%	24.5%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Year Ended March 31, 2026 Compared to the Year Ended March 31, 2025
Compensation expenses were $1.68 billion for the fiscal year ended March 31, 2026, compared with $1.52 billion for the fiscal year ended March 31, 2025. This resulted in a compensation ratio of 64.3% for the fiscal year ended March 31, 2026, compared with 63.8% for the fiscal year ended March 31, 2025. Adjusted compensation expenses were $1.61 billion for the fiscal year ended March 31, 2026, compared with $1.47 billion for the fiscal year ended March 31, 2025. This resulted in an adjusted compensation ratio of 61.5% for both the fiscal year ended March 31, 2026 and March 31, 2025. The increase in GAAP and adjusted compensation expenses was a result of an increase in revenues for the year when compared with the prior year.

Non-compensation expenses were $407 million for the fiscal year ended March 31, 2026, compared with $363 million for the fiscal year ended March 31, 2025. The increase in non-compensation expenses was primarily a result of an increase in revaluation of acquisition contingent consideration, travel, meals, and entertainment, and information technology and communications expense. Adjusted non-compensation expenses were $365 million for the fiscal year ended March 31, 2026, compared with $329 million for the fiscal year ended March 31, 2025. The increase in adjusted non-compensation expenses was primarily a result of an increase in professional fees, travel, meals, and entertainment, information technology and communications, and depreciation and amortization when compared with the prior year.

The effective tax rate was 24.6% for the fiscal year ended March 31, 2026, compared with 24.8% for the fiscal year ended March 31, 2025. The adjusted effective tax rate was 23.7% for the fiscal year ended March 31, 2026, compared with 29.8% for the fiscal year ended March 31, 2025. The decrease in the Company’s adjusted effective tax rate was primarily a result of a policy change that we are no longer adjusting out the impact of stock-based compensation deductions.

Quarter Ended March 31, 2026 Compared to the Quarter Ended March 31, 2025
Compensation expenses were $409 million for the fourth quarter ended March 31, 2026, compared with $431 million for the fourth quarter ended March 31, 2025. This resulted in a compensation ratio of 64.3% for the fourth quarter ended March 31, 2026, compared with 64.6% for the fourth quarter ended March 31, 2025. Adjusted compensation expenses were $391 million for the fourth quarter ended March 31, 2026, compared with $410 million for the fourth quarter ended March 31, 2025. This resulted in an adjusted compensation ratio of 61.5% for both the fourth quarter ended March 31, 2026 and March 31, 2025. The decrease in GAAP and adjusted compensation expenses was a result of a decrease in revenues when compared with the same quarter last year.

Non-compensation expenses were $102 million for the fourth quarter ended March 31, 2026, compared with $95 million for the fourth quarter ended March 31, 2025. The increase in non-compensation expenses was primarily a result of an increase in travel, meals, and entertainment, rent, information technology and communications, and other operating expenses, partially offset by a decrease in depreciation and amortization. Adjusted non-compensation expenses were $94 million for the quarter ended March 31, 2026, compared with $85 million for the fourth quarter ended March 31, 2025. The increase in adjusted non-compensation expenses was primarily a result of an increase in travel, meals, and entertainment and information technology and communication expenses when compared with the same quarter last year.

The effective tax rate was 26.9% for the fourth quarter ended March 31, 2026, compared with 18.9% for the fourth quarter ended March 31, 2025. The increase in the Company’s effective tax rate for the fourth quarter ended March 31, 2026, relative to the same period in 2025, was primarily a result of increased state taxes and the release of a provision for an uncertain tax position during the fourth quarter ended March 31, 2025. The adjusted effective tax rate was 31.4% for the fourth quarter ended March 31, 2026, compared with 24.5% for the fourth quarter ended March 31, 2025. The increase in the Company’s adjusted effective tax rate during the fourth quarter ended March 31, 2026, relative to the same period in 2025, was primarily due to a larger quarterly true-up based on our annual adjusted effective tax rate.

Segment Reporting for the Fourth Fiscal Quarter
Corporate Finance
CF revenues were $434 million for the fourth quarter ended March 31, 2026, compared with $413 million for the fourth quarter ended March 31, 2025. Revenues increased primarily due to an increase in the number of closed transactions during the quarter, which was driven by favorable market conditions, partially offset by a decrease in the average transaction fee on closed transactions, which was driven by transaction mix and does not represent a short-term trend in the average fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2026	2025	2026	2025
Corporate Finance
Revenues	$433,766	$412,709	$1,744,634	$1,526,756
# of Managing Directors (1)	251	240	251	240
# of Closed transactions (2)	171	147	644	564

Financial Restructuring
FR revenues were $110 million for the fourth quarter ended March 31, 2026, compared with $165 million for the fourth quarter ended March 31, 2025. Revenues decreased primarily due to a decrease in the average transaction fee on closed transactions and a decrease in the number of closed transactions. The lower average transaction fee on closed transactions resulted from transaction mix and does not represent a trend, while the reduction in transaction volume was driven by timing of transaction closings and does not represent a trend.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2026	2025	2026	2025
Financial Restructuring
Revenues	$110,383	$164,546	$528,655	$544,478
# of Managing Directors (1)	59	57	59	57
# of Closed transactions (2)	30	38	143	145
Financial and Valuation Advisory
FVA revenues were $91 million for the quarter ended March 31, 2026, compared with $89 million for the fourth quarter ended March 31, 2025. Revenues increased due to an increase in the number of Fee Events, driven by improvements in the M&A markets.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2026	2025	2026	2025
Financial and Valuation Advisory
Revenues	$91,494	$89,167	$344,227	$318,182
# of Managing Directors (1)	44	42	44	42
# of Fee Events (1)	1,248	1,224	2,519	2,441
(1)As of the end of the respective reporting period.
(2)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our annual report on Form 10-K.

Other Announcements
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.70 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2026 to stockholders of record as of the close of business on June 1, 2026. Also in our fourth fiscal quarter, we repurchased 301 thousand shares as part of our share repurchase program. As of March 31, 2026, the Company had $1.36 billion of unrestricted cash and cash equivalents and investment securities.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, May 6, 2026, to discuss its full year and fourth quarter fiscal 2026 results. The number to call is 1-844-825-9789 (domestic) or 1-412-317-5180 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 6, 2026 through May 13, 2026, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 10207810. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain adjusted (non-GAAP) measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP.

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s financial and operating performance. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:
•certain acquisition related costs, including (1) acquisition related deferred retention payments, which may be settled in cash or common stock of the Company; (2) amortization of intangible assets recognized in purchase accounting; (3) fair value remeasurements of acquisition-related contingent consideration; and (4) other integration and acquisition related costs, including asset write offs or impairments;
•legal and other professional fees associated with the simplification of our legal entity structure that has resulted from acquisitions;
•the income tax adjustments associated with the non-tax adjustments above, utilizing the adjusted effective tax rate; and
•significant discrete tax related items, including (1) acquisition-related costs which are non-deductible for income tax purposes; (2) prior to fiscal year 2026, stock-based compensation tax deductions recognized upon vesting of stock-based awards, where the fair value at vesting exceeded the grant date fair value; and (3) other unusual or unique tax-related items and activities, including the reversal of deferred income taxes related to non-deductible expenses resulting from the senior management transition in fiscal 2025.

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company.

These non-GAAP measures facilitate comparison of operating performance between periods and help investors to understand our underlying operating results by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with GAAP financial measures, in assessing the Company’s operating results.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For additional descriptions of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.”

We encourage investors to review our GAAP financial statements and other regulatory filings for a comprehensive understanding of our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey, Inc. (NYSE:HLI) is a leading global investment bank recognized for delivering independent strategic and financial advice to corporations, financial sponsors, and governments. With uniquely deep industry expertise, broad international reach, and a partnership approach rooted in trust, the firm provides innovative, integrated solutions across mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Our unmatched transaction volumes provide differentiated, data-driven perspectives that help our clients achieve their most critical goals. To learn more about Houlihan Lokey, please visit HL.com.

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	March 31, 2026	March 31, 2025
Assets:
Cash and cash equivalents	$1,189,454	$971,007
Investment securities	170,271	195,624
Accounts receivable, net of allowance for credit losses	228,307	257,326
Unbilled work in process, net of allowance for credit losses	271,243	157,760
Property and equipment, net	142,876	149,350
Operating lease right-of-use assets	407,454	362,669
Goodwill	1,395,857	1,284,589
Other intangible assets, net	204,202	212,670
Other assets	299,291	228,713
Total assets	$4,308,955	$3,819,708

Liabilities, temporary equity and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$1,076,593	$936,619
Accounts payable and accrued expenses	135,944	137,228
Operating lease liabilities	492,108	438,185
Other liabilities	151,379	132,799
Total liabilities	1,856,024	1,644,831

Redeemable noncontrolling interest	110,554	—

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 54,220,275 and 53,822,189 shares, respectively	54	54
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 15,266,333 and 16,021,106 shares, respectively	15	16
Additional paid-in capital	746,118	843,350
Retained earnings	1,645,100	1,394,738
Accumulated other comprehensive loss	(48,910)	(63,281)
Total stockholders’ equity	2,342,377	2,174,877
Total liabilities, temporary equity and stockholders’ equity	$4,308,955	$3,819,708

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenues	$635,643	$666,422	$2,617,516	$2,389,416
Operating expenses:
Employee compensation and benefits	390,918	409,850	1,609,770	1,469,491
Acquisition related compensation and benefits	17,863	20,694	73,621	54,777
Travel, meals, and entertainment	18,540	14,893	72,431	64,917
Rent	24,308	21,165	79,810	77,882
Depreciation and amortization	8,044	15,409	42,634	41,270
Information technology and communications	21,297	18,511	76,170	69,400
Professional fees	11,410	11,304	45,143	41,202
Other operating expenses	18,115	15,391	73,023	68,933
Revaluation of acquisition contingent consideration	—	(1,851)	17,895	(1,023)
Total operating expenses	510,495	525,366	2,090,497	1,886,849
Operating income	125,148	141,056	527,019	502,567
Other (income) expense, net	(9,366)	(9,199)	(35,246)	(28,768)
Income before provision for income taxes	134,514	150,255	562,265	531,335
Provision for income taxes	36,202	28,335	138,091	131,624
Net income	98,312	121,920	424,174	399,711
Net (income) loss attributable to noncontrolling interest	1,523	—	1,523	—
Net income attributable to Houlihan Lokey, Inc.	$99,835	$121,920	$425,697	$399,711

Weighted average shares of common stock outstanding:
Basic	66,341,893	66,216,014	66,547,768	65,724,473
Fully diluted	68,066,209	69,183,454	68,434,896	68,658,347
Earnings per share
Basic	$1.50	$1.84	$6.40	$6.08
Fully diluted	$1.47	$1.76	$6.22	$5.82

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenues	$635,643	$666,422	$2,617,516	$2,389,416

Compensation expenses
Compensation expenses (GAAP)	$408,781	$430,544	$1,683,391	$1,524,268
Less: Acquisition related compensation and benefits (1)	(17,863)	(20,694)	(73,621)	(54,777)
Compensation expenses (adjusted)	390,918	409,850	1,609,770	1,469,491

Non-compensation expenses
Non-compensation expenses (GAAP)	$101,714	$94,822	$407,106	$362,581
Less: Acquisition related legal structure reorganization (2)	—	(1,754)	(1,467)	(6,578)
Less: Integration and acquisition related costs (3)	(5,824)	—	(7,993)	(8,222)
Less: Acquisition amortization (4)	(1,706)	(9,654)	(15,080)	(19,328)
Less: Revaluation of acquisition contingent consideration (5)	—	1,851	(17,895)	1,023
Non-compensation expenses (adjusted)	94,184	85,265	364,671	329,476

Operating income
Operating income (GAAP)	$125,148	$141,056	$527,019	$502,567
Plus: Adjustments (6)	25,393	30,251	116,056	87,882
Operating income (adjusted)	150,541	171,307	643,075	590,449

Other (income) expense, net
Other (income) expense, net (GAAP)	$(9,366)	$(9,199)	$(35,246)	$(28,768)
Other (income) expense, net (adjusted)	(9,366)	(9,199)	(35,246)	(28,768)

Provision for income taxes
Provision for income taxes (GAAP)	$36,202	$28,335	$138,091	$131,624
Plus (less): Impact of the excess tax benefit for stock vesting (7)	—	(1,582)	—	20,339
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a city audit	—	11,954	—	11,954
Less: Non-deductible acquisition related costs (8)	(1,277)	(2,208)	(4,580)	(3,670)
Less: Reversal of deferred tax asset (9)	—	—	—	(1,690)
Adjusted provision for income taxes	34,925	36,499	133,511	158,557
Plus: Resulting tax impact (10)	15,324	7,700	27,558	26,225
Provision for income taxes (adjusted)	50,249	44,199	161,069	184,782

Net (income) loss attributable to noncontrolling interest
Net (income) loss attributable to noncontrolling interest (GAAP)	$1,523	$—	$1,523	$—
Less: Impact of adjustments on noncontrolling interest, net of tax (11)	(398)	—	(398)	—
Net (income) loss attributable to noncontrolling interest (adjusted)	1,125	—	1,125	—

Net income attributable to Houlihan Lokey, Inc.
Net income attributable to Houlihan Lokey, Inc. (GAAP)	$99,835	$121,920	$425,697	$399,711
Plus: Adjustments (12)	10,948	14,387	92,680	34,724
Net income attributable to Houlihan Lokey, Inc. (adjusted)	$110,783	$136,307	$518,377	$434,435

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,066,209	69,183,454	68,434,896	68,658,347
Plus: Impact of unvested GCA retention and deferred share awards	—	282,498	170,251	406,479
Fully diluted shares outstanding (adjusted)	68,066,209	69,465,952	68,605,147	69,064,826

Fully diluted EPS (GAAP)	$1.47	$1.76	$6.22	$5.82
Fully diluted EPS (adjusted)	$1.63	$1.96	$7.56	$6.29

Notes to Reconciliation of GAAP to Adjusted Financial Information
(1)Reflects acquisition related deferred retention payments.
(2)Reflects legal and other professional fees associated with the simplification of our legal entity structure that has resulted from acquisitions.
(3)Reflects integration and acquisition related costs, including asset write offs or impairments.
(4)Reflects amortization of intangible assets recognized in purchase accounting from our acquisitions.
(5)Reflects the fair value remeasurement of acquisition‑related contingent consideration.
(6)The aggregate of adjustments from compensation and non-compensation expenses.
(7)Prior to fiscal 2026, reflects the exclusion of tax effects recognized upon the vesting of stock-based awards, which result from the difference between the fair value at vesting and the grant date fair value.
(8)Reflects acquisition-related costs which are non-deductible for income tax purposes.
(9)Represents the reversal of deferred income taxes related to non-deductible expenses resulting from the senior management transition in fiscal 2025.
(10)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(11)Reflects the impact of adjustments attributable to the noncontrolling interest, net of tax.
(12)Consists of all adjustments identified above, net of the associated tax impact.